CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                 VOICENET, INC.


     The undersigned, Frank Carr and Howard J. Messer, do hereby certify:

     1. That they are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Voicenet, Inc., a Delaware corporation (together with its successors the "Corporation").

     2. That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, the Board of Directors has adopted the following resolution creating the powers, designations, preferences and other rights of a newly authorized series of 100,000 shares of Preferred Stock designated as Series A Convertible Preferred Stock as required by Section 151 of the Delaware General Corporation Law:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors hereby creates a new series of Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof, as follows:

     Series A Convertible Preferred Stock:

     SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Convertible Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     SECTION 2. VOTING RIGHTS.

          A. The holders of shares of Series A Preferred Stock shall be entitled to vote on all matters that may properly come before the common shareholders of the Corporation. The number of shares that the holders of the Series A Preferred Stock shall be entitled to vote shall equal that number of shares of Common Stock into which the Series A Preferred Stock are convertible assuming that the conversion took place on the record date established for voting at the shareholders' meeting.

     SECTION 3. CONVERSION.

          A. Subject to Section 3(B) and Section 3(C), a holder of shares of Series A Preferred Stock may, at any time after the date of issuance of such shares by delivering to the Corporation written notice ("Conversion Notice"), convert one or more shares of Series A Preferred Stock into the number of shares of the Corporation's common stock (the "Common Stock") equal to (i) $30.00 divided by (ii) the Conversion Price (as defined in Section 3(C)). The Conversion Notice shall specify the number of shares of Series A Preferred Stock to be converted, the applicable Conversion Price, the number of shares of Common Stock issuable on conversion (which shall not be less than 1,000 shares of Series A Preferred Stock, except if all shares of Series A Preferred Stock then outstanding are being converted to Common Stock). From and after the date on which the Corporation received a Conversion Notice from a holder of a share of Series A Preferred Stock (or if such date is not a business day in the State of New York, the next succeeding business day) (the "Conversion Date"), such share shall cease to be outstanding and the converting holder shall be deemed the owner of the number of shares of Common Stock into which such share of Series A Preferred Stock was converted. The Corporation shall deliver to such holder an uncertificated security evidencing such shares of Common Stock through book-entry transfer within three business days following the Conversion Date or, at the written request of the holder as specified in the Conversion Notice, a physical stock certificate evidencing such shares within ten business days following the Conversion Date (such date of delivery referred to as the "Issue Date"). For purposes of the preceding sentence, the first business day following the Conversion Date shall count as the first business day for delivery of evidence of such shares of Common Stock.

          B. On the Issue Date, the Corporation shall issue and cause to be delivered (against delivery of the certificate representing the Series A Preferred Stock (the "Preferred Certificate")) to the registered holder thereof at such address as such holder shall specify in the Conversion Notice a certificate or certificates (including uncertificated securities) for the number of full shares of Common Stock issuable upon the conversion, registered in such holder's name, together with cash (if any) as provided in Section 5. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of such Conversion Date. If on such Issue Date the number of shares of Series A Preferred Stock to be delivered shall be less than the total number of shares represented by the Preferred Certificate, there shall be issued to the holder thereof or his assignee on such Issue Date a new Preferred Certificate evidencing the remaining Series A Preferred Stock.

          C. "Conversion Price" means ninety percent (90%) of the average closing "bid" price of the Corporation's publicly-traded Common Stock for the thirty (30) trading days immediately preceding the Conversion Date.

     SECTION 4. FRACTIONAL SHARES. Fractional shares of Common Stock shall not be issued upon conversion of shares of Series A Preferred Stock. In lieu of issuance of a fractional share, the Corporation shall pay to the holder of the share of Series A Preferred Stock being converted a cash amount equal to such fraction multiplied by the Conversion Price.

     SECTION 5. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.

     SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock shall be entitled to receive an amount equal to the greater of (i) $30.00 per share , or
(ii) the amount payable assuming conversion of the Series A Preferred Stock immediately prior to such liquidation, dissolution of winding up (the "Liquidation Preference"). If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, if any, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full.

     SECTION 7. CONSOLIDATION, MERGER, ETC. In the event that the Corporation shall be a party to any transaction providing for (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary or (ii) a sale of all or substantially all of the assets of the Corporation or (iii) any other transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting power is transferred to a single entity or group acting in concert, the holders of the shares of Series A Preferred Stock shall be entitled to (i) receive the Liquidation Preference as set forth in Section 6 above or (ii) have each share of Series A Preferred Stock which is not converted by the holder into the right to receive Common Stock of the Corporation prior to such Transaction become exchangeable at the election of the holder of the Series A Preferred Stock for an equal number of shares of preferred stock of the Surviving Entity (the "Similar Stock"), which preferred stock shall have terms substantially identical to the terms provided in this Certificate of Designation, including without limitation, rights specified in Sections 2 and 3 hereof and be convertible, at the holder's option, into shares of any class of publicly traded common stock of the Surviving Entity. For purposes hereof, "Surviving Entity" shall mean an acquirer, purchaser or transferee contemplated by clauses (i), (ii) and (iii), respectively, of the immediately preceding sentence. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 7 and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock which will contain provisions ensuring the benefits contemplated by this Section 7 to the holders of the Series A Preferred Stock which remains outstanding after such Transaction. The provisions of this Section 7 shall apply similarly to successive Transactions.

     SECTION 8. STOCK DIVIDENDS, STOCK SPLITS, ETC. In case the Corporation shall after the date of first issuance of shares of Series A Preferred Stock (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, then the Conversion Price shall be proportionately adjusted to reflect such event in calculating the Conversion Price. If the event in question causes an increase in the total number of outstanding Common Stock, then the Conversion Price will be proportionately decreased. If the event in question causes a decrease in the total number of outstanding Common Stock, then the Conversion Price will be proportionately increased. In case the Corporation shall after the date of the first issuance of the Series A Preferred Stock issue any shares of capital stock by reclassification of its Common Stock (excluding any transaction as to which Section 7 applies), each share of Series A Preferred Stock shall thereafter be convertible into the kind and in the proportion of shares of stock and other securities and property ("Reclassification Consideration") receivable by a holder of one share of Common Stock immediately prior to the record date or effective date of such reclassification, as appropriate, and the Conversion Price in such circumstances shall be determined based upon weighted prices of the Reclassification Consideration. In the event the market price of any portion of the Reclassification Consideration cannot be determined in a manner reasonably consistent with Section 3(C), the market value of such portion of the Reclassification Consideration shall be determined in good faith by the Corporation's Board of Directors. In addition, the Conversion Price following such a reclassification shall be adjusted as appropriate in a manner consistent with the first three sentences of this Section 8. Adjustments made pursuant to this Section 8 shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and shall become effective immediately after the close of business on the record date in the case of subdivision, combination or reclassification.

     SECTION 9. AMENDMENT. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a 66-2/3rd percent majority of the total number of shares of Series A Preferred Stock outstanding, voting separately as a series, amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock.

     SECTION 10. RANK.

          A. With respect to liquidation preferences, the Series A Preferred Stock shall rank senior to all other existing capital stock of the Corporation and shall rank senior to all series of any class of the Corporation's capital stock issued after the date of the filing of this Certificate of Designation.

          B. So long as any shares of the Series A Preferred Stock are outstanding, no Common Stock nor any other such stock of the Corporation ranking junior to the Series A Preferred Stock will be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock and except pursuant to restricted employee benefit plans) unless, in each case the Corporation offers to redeem all outstanding shares of the Series A Preferred Stock on substantially the same terms (provided that the redemption price per share shall not be less than the Liquidation Preference).

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by the Chief Executive Officer and attested by its Secretary as of the 8th day of October, 1999.



                                             --------------------------
                                             Frank Carr
                                             Chief Executive Officer


Attest:

/s/ Howard J. Messer
-------------------------------
Howard J. Messer
Secretary